EXHIBIT 99.1


                       FIRST AMENDMENT TO
                        CREDIT AGREEMENT


     THIS FIRST AMENDMENT TO CREDIT AGREEMENT ("First Amendment") is made and entered into as of the 8th day of May, 1997 (the "Amendment Date"), by and among BANK ONE, INDIANA, NATIONAL ASSOCIATION ("Bank One"), NATIONAL CITY BANK OF INDIANA ("National City"), THE FIRST NATIONAL BANK OF CHICAGO ("First Chicago"), Bank One, as administrative agent for the Banks (the "Administrative Agent"), National City, as documentation agent for the Banks (the "Documentation Agent"), THE BANK OF TOKYO--MITSUBISHI, LTD., KEYBANK NATIONAL ASSOCIATION, THE SANWA BANK, LIMITED, CHICAGO BRANCH, WACHOVIA BANK OF GEORGIA, N.A., THE BANK OF NOVA SCOTIA, DAI-ICHI KANGYO BANK, LTD., CHICAGO BRANCH, THE INDUSTRIAL BANK OF JAPAN, LIMITED, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, THE SUMITOMO BANK, LTD. and SUNTRUST BANK, CENTRAL FLORIDA, N.A. (together, the "Purchasers," and individually, a "Purchaser"), and IPALCO ENTERPRISES, INC. ("Borrower").

                            Recitals

     1.   Borrower, the Initial Banks, the Administrative
Agent and the Documentation Agent are parties to a Credit
Agreement dated as of April 4, 1997 (the "Credit Agreement").

     2. The Initial Banks desire to assign to the Purchasers, and the Purchasers desire to accept the assignment of and to assume a portion of the Initial Banks' rights and obligations under the Credit Agreement, pursuant to Section
8.08 of the Credit Agreement.

     3. Borrower and the Administrative Agent are executing this First Amendment for the purpose of acknowledging and consenting to such assignment and Borrower is executing this First Amendment to confirm its agreement to execute such documents and instruments as may be necessary on their part to effect such assignment.

                            Agreement

     NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements herein, and each act performed and to be performed hereunder, Borrower, the Initial Banks, the Purchasers, the Administrative Agent, and the Documentation Agent agree as follows:

     1. Definitions. All terms used in the Recitals and in this First Amendment that are defined in the Credit Agreement and are not otherwise defined herein are used in this First Amendment with the meanings ascribed to them in the Credit Agreement.

     2.   Assignment and Transfer.

     (a) Effective as of the Amendment Date, and subject to the condition stated in subparagraph (b) below, each Initial Bank irrevocably sells and assigns to each of the Purchasers, without recourse to any Initial Bank, and each of the Purchasers irrevocably purchases, accepts, and assumes from each Initial Bank, without recourse to any Initial Bank, a pro-rata portion of each Initial Bank's rights, interests and obligations under the Credit Agreement, including, without limitation, the Revolving Loans and the other Obligations (individually as to each Initial Bank and each Purchaser, the "Assigned Interest", and collectively as to all Initial Banks and all Purchasers, the "Assigned Interests") consisting of a portion of the outstanding Revolving Loans and Obligations of Borrower and a commitment to make Revolving Loans to Borrower, such that the aggregate of the Assigned Interests assigned to such Purchaser is in the aggregate maximum principal sum of the Commitment set forth opposite such Purchaser's name on
Schedule I attached to this First Amendment and incorporated herein by reference, and all rights, interests, and obligations of the Initial Bank under the Credit Agreement and the other Loan Documents that relate to or arise from the Revolving Loans and Obligations and from such commitment and the performance thereof. Effective as of the Amendment Date, Exhibit B to the Credit Agreement is amended to read as
Schedule I attached to this First Amendment. This First Amendment shall constitute an assignment and transfer between the Initial Banks and the Purchasers, as contemplated by
Section 8.08 of the Credit Agreement.

     (b) The obligations of the Initial Banks to each Purchaser under subparagraph (a) above are subject to the condition that not later than 11 a.m., Indianapolis, Indiana time, on the Amendment Date, such Purchaser shall have delivered to the Administrative Agent, in United States Dollars and in immediately available funds, for payment to the Initial Banks in respect of the Assigned Interest to be assigned to such Purchaser by each Initial Bank, the full amount of its Commitment. Each Purchaser shall be obligated to fund its Commitment regardless of the failure of any other Purchaser to fulfill its obligations hereunder.

     (c) Each Initial Bank (i) represents and warrants to each Purchaser that it is the legal and beneficial owner of the Assigned Interest and such Assigned Interest is free and clear of any adverse claims of persons claiming through such Initial Bank; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any of the Loan Documents furnished pursuant thereto, other than the representation made under clause (i) above; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under the Credit Agreement or any of the Loan Documents.

     (d) Each Purchaser (i) represents and warrants that such Purchaser is legally authorized to enter into this First Agreement, (ii) confirms that such Purchaser has received and reviewed a copy of the Credit Agreement and such of the Loan Documents as it has requested, together with the copies of the most recent available financial information regarding Borrower, and such other documents and information as such Purchaser has deemed appropriate to make its own analysis,
(iii) agrees that such Purchaser will, independently and without reliance upon the Initial Banks, the Agents, or any other Bank, and based on such documents and information as such Purchaser shall deem appropriate at the time, continue to make its own decisions in taking or not taking any action under the Credit Agreement and the Loan Documents, (iv) appoints and authorizes each of the Agents to take such action on its behalf and to exercise such powers under the Credit Agreement and the Loan Documents as are delegated to such Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (v) agrees that such Purchaser will be bound by the provisions of the Credit Agreement and the Loan Documents and will perform in accordance with the terms of the Credit Agreement and the Loan Documents all the obligations which by the terms of the Credit Agreement and the Loan Documents are required to be performed by it as a Bank, and (vi) represents and warrants that if such Purchaser is exempt from United States withholding taxes with respect to all payments to be made to such Purchaser under the Credit Agreement and the other Loan Documents, it has attached hereto the forms prescribed by the Internal Revenue Service of the United States certifying as to such Purchaser's exemption from United States withholding taxes with respect to all such payments, or such other documents as are necessary to indicate that such payments are subject to such tax at a rate reduced by an applicable tax treaty.

     (d)  From and after the Amendment Date, the
Administrative Agent shall make all payments to the Purchasers in respect of the Assigned Interests. The Initial Banks and the Purchasers shall make all appropriate adjustments in payments for periods prior to the Amendment Date made by the Administrative Agent or with respect to the making of this assignment and transfer directly between themselves.

     (e) From and after the Amendment Date, the Initial Banks shall, to the extent provided herein, relinquish their respective rights and be released from their respective obligations under the Credit Agreement as they relate to or arise from the Assigned Interests.

     3.   Amendment of Credit Agreement and Other Loan
Documents.

     (a) Concurrently with the execution of this First Amendment, Borrower shall duly execute and deliver to each of the Banks First Amended and Restated Revolving Notes substantially in the form of Exhibit A to this First Amendment (the "Amended and Restated Notes"), which (i) amend and restate the Revolving Notes made and delivered by Borrower pursuant to the Credit Agreement on the Closing Date (the "Existing Notes") with amendments thereto conforming the terms thereof to the terms of the Credit Agreement, as amended by this First Amendment; and (ii) upon execution and delivery shall be the Revolving Notes which evidence the Revolving Loans. The Existing Notes held by each Initial Bank shall be marked by such Initial Bank to indicate that they have been amended and restated by the Amended and Restated Notes, and that they may be enforced only by the holders of the Amended and Restated Notes.

     (b)  To correct certain scrivener's  errors in the Credit
Agreement, the Credit Agreement is hereby amended as follows, effective as of the Closing Date:

          (i)  the definition of "Documentation Agent" in
     Section 1.01 of the Credit Agreement is deleted; and

          (ii) the last sentence of the third paragraph of
     Section 2.11 of the Credit Agreement is amended to read as follows: "The facility fee for the calendar quarter would be $54,000,000 divided by 360, or $150,000."

     (c) All references to the Credit Agreement in the other Loan Documents shall mean the Credit Agreement, as modified by this First Amendment and as it may be further amended, modified, extended, renewed, supplemented and/or restated from time to time and at any time. Except as otherwise expressly provided herein, all of the terms and provisions of the Credit Agreement and the other Loan Documents, as modified by this First Amendment, remain in full force and effect, and fully binding on the parties thereto and their respective successors and assigns.

     4. Consents of Borrower and Administrative Agent. Borrower and the Administrative Agent each expressly consent to the execution, delivery, and performance by the Initial Banks and the Purchasers of this First Amendment and to the amendment of the Credit Agreement and the other Loan Documents provided herein. Borrower agrees that neither the provisions of this First Amendment nor any actions taken or not taken in accordance with the terms of this First Amendment shall constitute a termination, extinguishment, release or discharge of the Obligations now existing or hereafter arising, or provide a defense, set-off, or counterclaim to any of them with respect to any of the Obligations now existing or hereafter arising.

     5. Binding on Successors and Assigns. All the terms and provisions of this First Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives. Whenever in this First Amendment any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party.

     6. Further Assurances. Each of Borrower, the Initial Banks, the Purchasers, the Administrative Agent, and the Documentation Agent, as the case may be, shall duly execute and deliver, or cause to be executed and delivered, such further instruments and perform or cause to be performed such further acts as may be necessary or proper in the reasonable opinion of the Administrative Agent to carry out the provisions and purposes of this First Amendment.

     7. Governing Law. This First Amendment shall be governed by, and construed in accordance with, the laws of the State of Indiana, without regard to its principles of conflicts or choice of law rules.

     8. Survival. All covenants, Agreements, undertakings, representations, and warranties made in this First Amendment shall survive the execution and delivery of this First
Amendment, and shall not be affected by any investigation made by any party.

     9. Entire Agreement. This First Amendment constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, commitments, inducements or conditions with respect thereto, whether express or implied, oral or written.

     10. Counterparts. This First Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement to be executed and delivered by their duly authorized officers as of the Amendment Date.

                         BANK ONE, INDIANA, NATIONAL
                         ASSOCIATION, individually and as
                         Administrative Agent

                         By:  /s/ Tracy J. Venable
                              Tracy J. Venable, Vice President

                         NATIONAL CITY BANK OF INDIANA,
                         individually and as Documentation Agent

                         By:  /s/ Frank B. Meltzer
                              Frank B. Meltzer, V.P.

                         THE FIRST NATIONAL BANK OF CHICAGO

                         By:  /s/  T. Thomas Cheng
                              T. Thomas Cheng, First V.P.

                         THE BANK OF TOKYO-MITSUBISHI, LTD.

                         By:  /s/ Hajime Watanabe
                              Hajime Watanabe
                              Deputy General Manager

                         KEYBANK NATIONAL ASSOCIATION

                         By:  /s/ Sharon Weinstein
                              Vice President

                         THE SANWA BANK, LIMITED, CHICAGO BRANCH

                         By:  /s/ Richard H. Ault
                              Richard H. Ault
                              Vice President

                         WACHOVIA BANK OF GEORGIA, N.A.

                         By:  /s/ Elizabeth Colt Schrock
                              Elizabeth Colt Schrock
                              Vice President

                         THE BANK OF NOVA SCOTIA

                         By:  /s/ F.C.H. Ashby
                              F.C.H. Ashby
                              Senior Manager Loan Operations

                         DAI-ICHI KANGYO BANK, LTD.,
                         CHICAGO BRANCH

                         By:  /s/ Seiichiro Ino
                              Seiichiro Ino
                              Vice President


                         THE INDUSTRIAL BANK OF JAPAN, LIMITED

                         By:  /s/ Hiroaki Nakamura
                              Hiroaki Nakamura
                              Joint General Manager

                         MORGAN GUARANTY TRUST COMPANY
                         OF NEW YORK

                         By:  /s/  Nadine S. Taylor
                              Nadine S. Taylor, Associate

                         THE SUMITOMO BANK, LTD.

                         By:  /s/ Hiroyuki Iwami
                              Hiroyuki Iwami
                              Joint General Manager

                         SUNTRUST BANK

                         By:  /s/ Christopher A. Black
                              Christopher A. Black
                              Vice President
                              Suntrust Bank, Central Florida,
                              National Association

                         IPALCO ENTERPRISES, INC.

                         By:  /s/ John R. Brehm
                              John R. Brehm
                              Vice President and Treasurer
                           SCHEDULE I

                          (COMMITMENTS)

        Bank                                    Commitment

Bank One, Indiana, National Association         $47,000,000

National City Bank of Indiana                   $47,000,000

The First National Bank of Chicago              $47,000,000

The Bank of Tokyo--Mitsubishi, Ltd.             $35,000,000

Keybank National Association                    $35,000,000

The Sanwa Bank, Limited, Chicago Branch         $35,000,000

Wachovia Bank of Georgia, N.A.                  $35,000,000

The Bank of Nova Scotia                         $20,000,000

Dai-Ichi Kangyo Bank, Ltd., Chicago Branch      $20,000,000

The Industrial Bank of Japan, Limited           $20,000,000

Morgan Guaranty Trust Company of New York       $20,000,000

The Sumitomo Bank, Ltd.                         $20,000,000

SunTrust Bank, Central Florida, N.A.            $20,000,000

                           EXHIBIT "A"

                         REVOLVING NOTE

U.S. $                                Dated as of May 8, 1997

     FOR VALUE RECEIVED, on or before the Commitment Termination Date, IPALCO ENTERPRISES, INC., an Indiana corporation ("Maker") unconditionally promises to pay to the order of ___________________________ ("Payee"), at the office of the Administrative Agent located at Bank One Center/Tower, 111 Monument Circle, Suite 421, Indianapolis, Indiana 46277, the principal sum of __________________ Million Dollars ($___________), or if less, the aggregate unpaid principal amount of all Revolving Loans made by Payee pursuant to the terms of the Credit Agreement, dated as of April 4, 1997, among Maker, __________________________, as amended by a First
Amendment to Credit Agreement, dated as of May 8, 1997, among Maker, _____________________________ (referred to herein, as so amended and as the same hereafter may be modified, amended, restated, and/or extended from time to time and at any time, as the "Credit Agreement"), together with interest thereon at the rates as provided in the Credit Agreement. Terms which are defined in the Credit Agreement and which are not otherwise defined in this Revolving Note (this "Note") shall when used in this Note have the respective meanings ascribed to such terms in the Credit Agreement.

     Interest accruing on the principal balance of this Note outstanding from time to time shall be due and payable by Maker on such dates and in accordance with the rates and terms specified in Article II of the Credit Agreement. All amounts received on this Note shall be applied in accordance with the terms of Article II of the Credit Agreement.

     This Note is one of the "Revolving Notes" referred to in the Credit Agreement, to which reference is made for the conditions and procedures under which advances, payments, readvances and repayments may be made prior to the maturity of this Note, for the terms upon which Maker may make prepayments from time to time and at any time prior to the maturity of this Note and the terms of any prepayment premiums or penalties which may be due and payable in connection therewith, and for the terms and conditions upon which the maturity of this Note may be accelerated and the unpaid balance of principal and accrued interest thereon declared immediately due and payable.

     If any installment of principal or interest due under the terms of this Note falls due on a day which is not a Banking Day, the due date shall be extended to the next succeeding Banking Day and interest will be payable at the applicable rate for the period of such extension. All amounts payable under this Note shall be payable without relief from valuation and appraisement laws, and with all collection costs and attorneys' fees.

     The holder of this Note, at its option, may make extensions of time for payment of the indebtedness evidenced by this Note, or reduce the payments thereon, release any collateral securing payment of such indebtedness or accept a renewal Note or Notes therefor, all without notice to Maker or any endorser(s) and Maker and all endorsers hereby severally consent to any such extensions, reductions, releases and renewals, all without notice, and agree that any such action shall not release or discharge any of them from any liability hereunder. Maker and endorser(s), jointly and severally, waive demand, presentment for payment, protest, notice of protest and notice of nonpayment or dishonor of this Note and each of them consents to all extensions of the time of payment thereof.

     EXCEPT TO THE EXTENT PROHIBITED BY APPLICABLE LAW, MAKER,
IRREVOCABLY:

     (A)  AGREES THAT ANY SUIT, ACTION OR OTHER LEGAL
PROCEEDING ARISING OUT OF THIS NOTE OR ANY OTHER LOAN
DOCUMENTS OR THE REVOLVING LOANS MAY BE BROUGHT IN THE COURTS
OF RECORD OF THE STATE OF INDIANA SITTING IN INDIANAPOLIS OR
THE COURTS OF THE UNITED STATES LOCATED IN THE STATE OF
INDIANA SITTING IN INDIANAPOLIS;

     (B)  CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF EACH
SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING;

     (C)  WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LAYING
OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY OF SUCH
COURTS OR THAT ANY OF SUCH COURTS IS AN INCONVENIENT FORUM;

     (D)  CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED
MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR
WITHOUT THE STATE OF INDIANA; AND

     (D) WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS NOTE OR ANY OTHER LOAN DOCUMENTS, OR THE PERFORMANCE AND SATISFACTION BY ANY OF THE BANKS OR THE AGENTS HEREUNDER OR THEREUNDER.

     Executed and delivered as of the 8th day of May, 1997.

                              IPALCO ENTERPRISES, INC.

                              By:
                              Printed:
                              Title:

                                        ("Maker")